EXHIBIT 99.1

REVOCABLE PROXY

SOUTHERN COMMUNITY FINANCIAL CORPORATION
4605 COUNTRY CLUB ROAD
WINSTON-SALEM, NORTH CAROLINA 27104

APPOINTMENT OF PROXY
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert L. Davis and Karen B. Hilton, or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Southern Community Financial Corporation held of record by the undersigned on                     , 2003, at the Special Meeting of Shareholders of Southern Community Financial Corporation to be held at the Village Inn Golf & Conference Center, Exit 184, Interstate 40, Clemmons, North Carolina at 10 a.m. on                     , 2003, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposal described below:

1.	APPROVAL OF AGREEMENT AND PLAN OF SHARE EXCHANGE, AS AMENDED: Proposal to approve the Agreement and Plan of Share Exchange, As Amended, dated July 30, 2003 between Southern Community Financial Corporation and The Community Bank.

☐  FOR              ☐  AGAINST             ☐  ABSTAIN

2.	OTHER BUSINESS: Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING. In the event there are insufficient votes present at the special meeting, in person or by proxy, to approve the Agreement and Plan of Share Exchange, As Amended, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies. The undersigned hereby:

☐	GRANTS AUTHORITY TO THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

☐	WITHHOLDS AUTHORITY FROM THE PROXIES TO VOTE IN FAVOR OF ANY SUCH ADJOURNMENT OR ADJOURNMENTS

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE
AND RETURN TO SOUTHERN COMMUNITY FINANCIAL CORPORATION.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF SHARE EXCHANGE, AS AMENDED. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF SOUTHERN COMMUNITY FINANCIAL CORPORATION A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated: ______________________________________________ , 2003

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.